UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2013

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01.  Regulation FD Disclosure.

On August 1, 2013, Accuride Corporation (the “Company”) issued a press release announcing it has sold substantially all of the assets and business of its subsidiary, Imperial Group, L.P. (“Imperial”), to Imperial Group Manufacturing, Inc., a new company formed and capitalized by Wynnchurch Capital.  The sale was concluded for a purchase price of $30 million in cash, subject to a working capital adjustment, plus a contingent earn-out of up to $2.25 million.  Due to the transaction, Accuride announced adjusted full year guidance to exclude Imperial.  The press release is attached hereto as Exhibit 99.1.

This information is furnished pursuant to Item 7.01 of this Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.  By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated August 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION
Date:  August 2, 2013                                                          /s/ Stephen A. Martin
                                                            Stephen A. Martin
Senior Vice President / General Counsel